UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 9, 2015

VOLT INFORMATION SCIENCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York	001-9232	13- 5658129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1065 Avenue of the Americas, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

(212) 704-2400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 14, 2015, Volt Information Sciences, Inc. (the “Company”) announced that its Board of Directors had approved a new share repurchase program of up to 1,500,000 shares of the Company's common stock to begin on January 19, 2015, replacing a prior program.  Such repurchases will be made at management’s discretion through open market or private transactions.  Share repurchases under the program will be subject to specified parameters and certain price and volume restraints and any repurchased shares will be held in treasury.  The exact number and timing of share repurchases will depend upon market conditions and other factors.  One of the Company’s credit agreements contains a covenant that limits cash dividends, capital stock purchases and redemptions in any one fiscal year to the greater of $5.0 million or 50% of the prior year’s consolidated net income, as defined therein.

A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.  The following exhibit is furnished as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit

99.1	Press release of Volt Information Sciences, Inc. dated January 14, 2015 announcing the share repurchase program.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.

Date: January 15, 2015	By:	/s/ James Whitney Mayhew
James Whitney Mayhew, Senior Vice
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release of Volt Information Sciences, Inc. dated January 14, 2015 announcing the share repurchase program.